UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 3, 2008

Altus Pharmaceuticals Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-51711	04-3573277
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

640 Memorial Drive, Cambridge, Massachusetts		02139
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	617-299-2900

125 Sidney Street, Cambridge, MA 02139
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a), (d) and (f): Not applicable.

(b): On February 5, 2008, Altus Pharmaceuticals Inc. (the "Company") announced the resignation of Sheldon Berkle as President and Chief Executive Officer and as a member of the Company’s Board of Directors, effective February 4, 2008.

In connection with Mr. Berkle’s resignation, the Company entered into a separation agreement with Mr. Berkle (the "Separation Agreement"), pursuant to which he will receive the payments and benefits set forth in Mr. Berkle’s Severance and Change in Control Agreement with the Company, dated May 17, 2007, and his offer letter, dated May 6, 2005, as amended, including severance of $475,000 payable over the next 12 months, and previously disclosed in the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on May 21, 2007. In addition, the Company agreed to pay Mr. Berkle a cash bonus of $166,250 related to his services during the fiscal year ended December 31, 2007, which was approved by the Compensation Committee of the Board of Directors on February 3, 2008, to extend the period following separation during which Mr. Berkle may exercise any vested stock options from three months to six months, or until August 4, 2008, and to reimburse Mr. Berkle up to $25,000, including tax reimbursement, if any, for certain relocation expenses. Under the Separation Agreement, Mr. Berkle reaffirms his continuing obligations under his existing Non-Competition, Non-Solicitation, Non-Disclosure and Assignment Agreement with the Company.

(c): On February 5, 2008, the Company also announced that the Board of Directors appointed David D. Pendergast, Ph.D., age 59, to the interim position of Executive Chairman, effective February 4, 2008. Dr. Pendergast has served as a member of the Company’s Board of Directors since November 2006 and was elected Chairman of the Company’s Board of Directors in November 2007. From July 2005 until his retirement in December 2007, Dr. Pendergast served as President, Human Genetics Therapies at Shire Pharmaceuticals, plc. ("Shire"), a pharmaceutical company. Previously, he was employed at Transkaryotic Therapies, Inc., a biotechnology company, from December 2001 to July 2005, serving as the company’s Chief Executive Officer, Chief Operating Officer and Executive Vice President of Technical Operations. From April 1996 to August 2001, Dr. Pendergast was Vice President of Product Development and Quality at Biogen, Inc. He has also held senior positions at Fisons Ltd. Pharmaceutical Division and at The Upjohn Company. Dr. Pendergast received a B.A. from Western Michigan University and an M.S. and Ph.D. from the University of Wisconsin.

Dr. Pendergast will continue to serve as a member of the Company’s Board of Directors. In addition, Dr. Pendergast will remain a member of the Audit Committee of the Board of Directors until the earlier of the appointment of a successor or the 2008 annual meeting of stockholders, in accordance with the provisions of the NASD Marketplace Rule 4350(d)(4)(A).

The Company subleases approximately 16,000 square feet of laboratory and office space from Shire under a lease agreement dated July 23, 2004, which expires on December 31, 2008. Rental payments made by the Company to Shire during 2007 were $497,000. There were no amounts payable to Shire at December 31, 2007. As noted above, in December 2007, Dr. Pendergast retired from Shire.

In connection with Dr. Pendergast’s appointment as Executive Chairman, the Company entered into an employment agreement with Dr. Pendergast on February 4, 2008 (the "Employment Agreement"). Pursuant to the terms of the Employment Agreement, Dr. Pendergast has agreed to serve as Executive Chairman for an initial term of 90 days (the "Initial Employment Period"), following which the Employment Agreement will continue on a month-to-month basis until such time as either the Company or Dr. Pendergast provides notice of termination. Dr. Pendergast has agreed to commit half of his business time to his duties under the Employment Agreement, which will be assigned by the Board of Directors and include establishing strategic direction for the Company, setting corporate goals and policies, general Company leadership and his assistance and cooperation in transitioning the new chief executive officer into his or her role.

As compensation for his service as Executive Chairman, the Company will pay Dr. Pendergast a base salary of $25,000 per month. At the end of the Initial Employment Period, and at the end of each 90 day period thereafter, the Board of Directors will consider whether to award Dr. Pendergast a bonus equal to 50% of the base salary earned by Dr. Pendergast during the relevant period upon Dr. Pendergast’s accomplishment of certain milestones to be agreed to jointly between Dr. Pendergast and the Board of Directors relating to setting corporate strategy, leading the Company’s senior executive team, assisting in launching the search for a permanent chief executive officer and meeting clinical milestones. Dr. Pendergast will also continue to receive the compensation payable to non-employee directors under the Company's Director Compensation Policy for his service as a member of the Company’s Board of Directors. Additionally, pursuant to the terms of the Employment Agreement, on February 4, 2008, Dr. Pendergast was granted a stock option under the Company’s Amended and Restated 2002 Employee, Director and Consultant Stock Plan, as amended (the "2002 Stock Plan") to purchase 75,000 shares of the Company’s common stock at an exercise price of $5.60 per share, which represents the fair market value on the date of grant, as defined in the 2002 Stock Plan (the "Option"). The Option will vest as to 12,500 shares on the last day of each calendar month following February 4, 2008, provided that, in the event that prior to the end of the Initial Employment Period (1) the Employment Agreement is terminated other than (i) for "Cause," defined in the Employment Agreement as engaging in conduct that is detrimental to the interest of the Company and causes the Company material financial or other harm, (ii) upon Dr. Pendergast’s voluntary resignation, or (iii) by reason of Dr. Pendergast’s death or Disability (as defined in the 2002 Stock Plan) (an "Early Termination"), or (2) there is a Change in Control (as defined in the 2002 Stock Plan) of the Company, then, upon such Early Termination or Change in Control, the Option shall vest and become immediately exercisable as to 37,500 of the 75,000 shares. The Option is subject to the terms and conditions of the 2002 Stock Plan and the option agreement executed by and between the Company and Dr. Pendergast.

The Company may terminate the Employment Agreement at any time prior to the expiration of the Initial Employment Period, and, following the Initial Employment Period, at any time upon 30 days prior written notice. Dr. Pendergast may terminate the Employment Agreement at any time upon 30 days prior written notice. The Employment Agreement will terminate immediately for Cause, or upon the death or Disability of Dr. Pendergast. In the event the Employment Agreement is terminated by the Company prior to the expiration of the Initial Employment Period, other than for Cause or as a result of Dr. Pendergast’s death or Disability, then the Company will continue to pay Dr. Pendergast his base salary in equal installments through the expiration of the Initial Employment Period and the Option shall vest as to 37,500 shares as discussed above.

Pursuant to the Employment Agreement, Dr. Pendergast is entitled to participate in employee benefits offered by the Company to its executive employees and reimbursement of reasonable expenses incurred in connection with his performance under the Employment Agreement. The Company has agreed to indemnify Dr. Pendergast to the fullest extent permitted by the General Corporation Law of the State of Delaware, as amended from time to time, or by the Company’s Certificate of Incorporation and Bylaws, and to insure Dr. Pendergast under the Company’s directors’ and officers’ liability policy. The Employment Agreement also contains confidentiality and assignment of inventions provisions.

(e): The disclosure provided under Item 5.02(b) and (c) above is incorporated herein by reference.

The descriptions of the Separation Agreement and the Employment Agreement are qualified in their entirety by the full text of the Separation Agreement and the Employment Agreement, which the Company will file as exhibits to its Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

Item 7.01 Regulation FD Disclosure.

On February 5, 2008, the Company issued a press release announcing the resignation of Sheldon Berkle and the appointment of David D. Pendergast, Ph.D. as set forth in Item 5.02 of this Current Report on Form 8-K. A copy of the press release is furnished with this Current Report on Form 8-K and attached hereto as Exhibit 99.1. Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Altus Pharmaceuticals Inc.

February 7, 2007	By:	Jonathan I. Lieber

Name: Jonathan I. Lieber
Title: Vice President, Chief Financial Officer and Treasurer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release issued by Altus Pharmaceuticals Inc. on February 5, 2008